SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  January 6, 1994


                            AVNET, INC.
          (Exact Name of Registrant as Specified in its Charter)


                             New York
              (State or Other Jurisdiction of Incorporation)


         1-4224                             11-1890605
(Commission File Number)         (I.R.S. Employer Identification No.)


     80 Cutter Mill Road, Great Neck, New York           11021
     (Address of Principal Executive Offices)             (Zip Code)


                          (516) 466-7000
           (Registrant's Telephone Number, Including Area Code)



                                 N/A
       (Former Name or Former Address if Changed Since Last Report)

[ITEMS]
Item 5.  Other Events.

          In connection with a Registration Statement on Form S-3 to be filed by Avnet, Inc. ("Avnet"), the following financial statements of Hall-Mark Electronics Corporation
 ("Hall-Mark") and proforma financial
information relating to the acquisition by Avnet of Hall-Mark on July 1, 1993
 (the "Acquisition"), are filed
herewith. The Acquisition was previously reported in a Form 8-K of Avnet bearing cover date of July 1, 1993.


[ITEMS]
Item 7.   Financial Statements and Exhibits.
                                                                       Pages

     (a)  Hall-Mark Consolidated Financial Statements:
                  Consolidated statements of income                      3
                  for the six months ended June 30, 1993
                  and July 3, 1992.

                       General notes to the statements of                4
                       income for the six months ended
                       June 30, 1993 and July 3, 1992.

                   Annual Financial Statements:

                       Consolidated statements of operations              5
                       for the years ended December 31, 1992,
                       1991 and 1990.

                       Consolidated balance sheets at                     6
                       December 31, 1992 and 1991.

                       Consolidated statements of cash                    7
                       flows for the years ended
                       December 31, 1992, 1991 and 1990.

                       Consolidated statements of shareholders'           8
                       equity for the years ended
                       December 31, 1992, 1991 and 1990.

                       Notes to consolidated financial statements         9-14

                       Report of independent accountants                  15

                        Hall-Mark Electronics Corporation
                        Consolidated Statements of Income
                         (Thousands except per share data)
                                     (unaudited)

                                                     Six Months Ended

                                          June 30, 1993           July 3, 1992

Sales                                       $389,235                 $340,018

Costs and expenses:
    Cost of sales                            303,473                  265,711
    Selling, shipping, general
       & administrative                       63,162                   57,226
    Interest                                   3,259                    8,368
                                             369,894                  331,305

Income before income taxes,
    cumulative effect of change
    in accounting for income
    taxes and extraordinary gain              19,341                    8,713

Income taxes                                   8,531                      811

Income before cumulative effect
    of accounting change and
    extraordinary gain                        10,810                    7,902

Cumulative effect of change in method
  of accounting for income taxes                 890

Extraordinary gain on early
    extinguishment of debt (net of
    income taxes of $1,225)                       -                      2,408

Net income                                    11,700                    10,310

Preferred dividend requirement                    -                      (1,803)

Net income applicable to
    common stock                             $11,700                   $8,507

Earnings per common share:
    Income before cumulative
       effect of accounting change
       and extraordinary gain                  $1.01                    $0.96

    Cumulative effect of change
       in method of accounting for
       income taxes                             0.08                      -

    Extraordinary gain                           -                        0.34

    Net income                                 $1.30                    $1.09

Weighted average shares outstanding           10,709                    7,037

    General notes to the Hall-Mark consolidated statements of income for the six months ended June 30, 1993 and July 3, 1992.

    The preceding unaudited consolidated statements of income cover the six month period subsequent to Hall-Mark's 1992 fiscal year end and prior to its acquisition by Avnet on July 1, 1993, and the comparable prior year period.

    The statement of income for the six month period ended June 30, 1993 includes a net after tax charge of $1,190,000, or $0.11 per share, relating to a tax benefit reflected in the income statement of Hall-Mark for the year ended December 31, 1992 arising from the the then expected utilization of $3,500,000 of tax net operating loss carryforwards. Avnet believes that it will be unable to derive a tax benefit from such tax loss carryforwards and, therefore, has reflected an appropriate charge to the statement of income for the period ended June 30,1993. The statement of income of Hall-Mark for the year ended December 31, 1992 (included on page 5) has not been retroactively adjusted because the impact of this adjustment is not material to Hall-Mark's results of operations for that period or its financial position at December 31, 1992.

                                      HALL-MARK ELECTRONICS CORPORATION
                                    CONSOLIDATED STATEMENTS OF OPERATIONS


                                                Years Ended December 31,
                                              1992              1991            1990
                                                   (In thousands, except per share data)
Net sales                                         $ 695,000        $     560,144    $ 589,894
Cost of sales                                       541,643              430,594      457,742
Gross profit                                        153,357              129,550      132,152
Selling, general and administrative expenses        107,653               98,934      102,158
Depreciation and amortization                         7,802               11,612       13,098
Operating income                                     37,902               19,004       16,896
Gain on sale of facility                              ----                 1,414     ----
Interest expense                                     12,207               20,241       24,435
Income (loss) before income taxes and extraordinary
   items                                             25,695                  177      (7,539)
Provision for income taxes                            4,168                  520         152
Income (loss) before extraordinary items             21,527                 (343)    (7,691)
Extraordinary gain (loss) on early extinguishment
  of debt (net of income tax effects)                 4,254               (1,133)      8,140
Net income (loss)                                    25,781               (1,476)        449
Preferred dividend requirements                      (1,924)             (2,085)     (2,645)
Net income (loss) applicable to common stock      $  23,857             $ (3,561)   $ (2,196)
Income (loss) per common share:
   Income (loss) before extraordinary items       $    2.30             $  (0.51)   $  (2.16)
   Extraordinary gain (loss)                           0.48                (0.24)       1.70
   Net income (loss)                              $    2.78        $       (0.75)   $  (0.46)
Weighted average common shares and dilutive
   equivalents outstanding                            8,803                4,762       4,777











                                           See accompanying notes.


                                      HALL-MARK ELECTRONICS CORPORATION
                                         CONSOLIDATED BALANCE SHEETS



                                                                              December 31,
                                                                       1992               1991
                                                                           (In thousands)
                 ASSETS
Current assets:
   Cash                                                            $        18     $        16
   Accounts receivable (less allowance for doubtful accounts
      of $2,086,000 and $1,813,000, respectively)                       89,894          73,597
   Inventories                                                         106,185          96,878
   Prepaid expenses                                                      2,121           1,872
     Total current assets                                              198,218         172,363
Property and equipment, net                                             12,547          13,665
Other assets:
   Cost in excess of net assets of businesses acquired                  37,690          37,690
   Debt issuance costs                                                   3,578           4,937
   Other intangibles                                                     2,855           2,855
   Less allowance for amortization                                      (7,265)         (7,588)
                                                                        36,858          37,894
   Capitalized software development costs (less accumulated
      amortization of $4,148,000 and $2,074,000, respectively)           6,380           8,454
   Other                                                                   835             845
     Total other assets                                                 44,073          47,193
                                                                     $ 254,838       $ 233,221

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                  $  35,674        $  31,654
   Other accrued liabilities                                             8,351            7,584
   Accrued interest payable                                                835            3,487
   Current maturities of long-term debt                                     46               42
     Total current liabilities                                          44,906           42,767
Deferred income taxes                                                       890              260
Long-term debt                                                          109,756          148,798
Commitments and contingencies (Notes 9 and 10)
Stockholders' equity:
   Series A 14% cumulative preferred stock, $.01 par value;
     2,000,000 and 26,300 shares authorized, -0- and 25,657
     shares issued and outstanding, respectively (aggregate
     liquidation preference of $ -0- and $29,011,000, respectively)                  ---- ----
   Common stock, $.01 par value; 20,000,000 and 7,500,000
      shares authorized, 10,180,457 and 3,500,000 shares
      issued, respectively                                                 102               35
   Paid-in capital                                                     104,026           71,972
   Notes receivable from sale of stock                                  (1,520)          (1,740)
   Accumulated deficit                                                  (2,706)         (28,487)
                                                                        99,902           41,780
   Less common stock in treasury, at cost, 67,308 and
     52,000 shares, respectively                                          (616)            (384)
   Total stockholders' equity                                           99,286           41,396
                                                                     $ 254,838        $ 233,221




                                           See accompanying notes.

                                      HALL-MARK ELECTRONICS CORPORATION
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 Years Ended
                                                                                 December 31,
                                                                      1992             1991           1990
                                                                                                            (In thousands)
Cash flows provided by (used in) operating activities:
Net income (loss)                                                  $  25,781        $  (1,476)      $     449
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Extraordinary (gain) loss on early extinguishment of debt         (7,119)            1,166          (8,140)
   Gain on sale of facility                                           ----            (1,414)          ----
   Depreciation and amortization                                      7,802           11,612        13,098
   Amortization of discount on long-term debt                           181              306            2,246
                 Provision for losses on accounts receivable          3,438            2,666            4,131

   Deferred income taxes                                                630              260           ----
   Interest paid with notes                                           2,701            4,918            4,447

(Increase) decrease in accounts receivable                          (19,735)           1,384            1,392
(Increase) decrease in inventories                                   (9,307)          (4,840)          (2,137)
(Increase) decrease in prepaid expenses                                (249)            (133)            (468)
Increase (decrease) in accounts payable                               4,020           (1,318)           4,321
Increase (decrease) in other accrued liabilities                        767           (2,822)             797
Increase (decrease) in accrued interest payable                         103               64             (916)
   Net cash provided by operating activities                          9,013           10,373           19,220
Cash flows provided by (used in) investing activities:
  Capitalized software development costs                               ---              ---              (661)
  Additions to property and equipment                              (2,713)            (2,958)          (2,042)
  Retirements of property and equipment                               128                127              829
  Proceeds from sale of facility                                   ----                1,680             ----
  Other                                                               189                629               39
      Net cash used in investing activities                        (2,396)              (522)          (1,835)

Cash flows provided by (used in) financing activities:
   Redemption of senior subordinated notes                        (44,650)           (20,941)          (8,583)
   Redemption of junior subordinated notes                        (24,984)             ----            (1,104)
   Net increase (decrease) in bank borrowings                      34,224              4,477          (17,021)
   Decrease in other long-term debt                                   (41)               (38)             (35)
   Payment of debt issuance costs                                  (3,273)              (349)            (500)
   Repurchase of preferred stock and common stock warrants         (7,863)            (6,083)           ----
   Issuance of preferred stock                                     ----               13,070           10,000
   Issuance of common stock                                        39,984               ----         ----
   Payments received on notes receivable from sale of stock            40                 31              224
   Repurchase of common stock                                         (52)               (80)       (304)
                 Net cash used in financing activities             (6,615)            (9,913)         (17,323)
Net increase (decrease) in cash                                         2                (62)              62
Cash at beginning of period                                            16                 78               16
Cash at end of period                                              $   18           $     16        $      78
Supplemental disclosure of noncash activities:
  Issuance of notes in payment of interest                         $ 2,701          $   4,918       $4,447
    Issuance of senior subordordinated notes in exchange for
     preferred stock                                                ----                2,000          ----
  Issuance of senior subordinated notes in exchange for
     reset notes                                                    ----               ----          61,395
  Issuance of preferred stock in exchange for reset notes           ----                ----         16,238
  Use of preferred stock to exercise warrants for common stock      23,070               ----   ----
  Surrender of common stock warrants for common stock                  210               ----   ----
  Receipt of common stock to treasury as payment of notes
     receivable from sale of stock                                     180               ----   ----


                                           See accompanying notes.


                                   HALL-MARK ELECTRONICS CORPORATION
                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                Series A    Common      Paid-In    Notes      Accumulated Treasury  Total
                Preferred   Stock       Capital    Receivable  Deficit    Stock
                Stock                              from Sale
                                                   of Stock
                                                   (in
                                                   thousands)
Balance as of
January 1, 1990  $    ---   $      35   $    40,933 $(1,995)  $(27,460)   $   ---  $ 11,513

Issuance of
preferred stock       ----                   26,238    ---        ---          ---    26,238

Repurchase of
common
stock warrants        ----         ---        (186)    ---         ---         ---    (186)

Payments received
on notes receivable   ----         ---         ---      224        ---         ---     224

Repurchase of
common stock           ---         ---         ---      ---       ---        (304)     (304)

Net income             ---         ---         ---      ---        449        ---       449

Balance as of
December 31, 1990      ---          35      66,985   (1,771)   (27,011)      (304)    37,934

Issuance of
preferred stock        ---         ---      13,070     ---       ---          ---     13,070

Repurchase of
common stock
warrants               ---         ---      (2,105)    ---       ---          ---    (2,105)

Repurchase of
preferred stock        ---         ---      (5,978)    ---       ---          ---   (5,978)

Payments received
on notes receivable    ---         ---        ---         31     ---          ---       31

Repurchase of
common stock           ---         ---        ---        ---     ---           (80)     (80)

Net loss               ---         ---        ---        ---      (1,476)       ---   (1,476)

Balance as of
December 31, 1991      ---           35      71,972   (1,740)    (28,487)     (384)   41,396

Repurchase of
preferred stock        ---         ---       (7,863)    ---         ---         ---   (7,863)

Issuance of common
stock                  ---           40      39,944     ---         ---         ---   39,984

Exercise of common
stock warrants         ---           27        (27)     ---         ---         ---   ---

Payments received
on notes receivable    ---          ---        ---       220        ---         ---      220

Repurchase of
common stock           ---          ---        ---      ---         ---         (232)   (232)

Net income             ---          ---        ---      ----       25.781       ---    25,781

Balance as of
December 31, 1992    $ ---     $    102  $  104,026 $  (1,520)  $  (2,706)  $   (616) $99,286


                                                    See accompanying notes.

                                      HALL-MARK ELECTRONICS CORPORATION
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

  Basis of Presentation

    The consolidated financial statements include the accounts of Hall-Mark Electronics Corporation ("Hall-
Mark" or the "Company"), an industrial distributor of electronic components and systems products, and the
accounts of Allied Electronics, Inc., a wholly-owned subsidiary.  All significant intercompany balances and
transactions are eliminated in consolidation.

  Revenue Recognition

    The Company recognizes revenue upon shipment of product to the customer.

  Inventories

    Inventories, which consist of purchased electronic components and systems products held for resale, are stated at the lower of cost or market.  Cost is determined on the first-in, first-out ("FIFO") method.
Incoming goods are recorded when received.

  Property and Equipment

    Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated lives of the assets, ranging from three to 20 years.

  Cost in Excess of Net Assets of Businesses Acquired

    Cost in excess of net assets of businesses acquired is amortized using the straight-line method over
40 years.

  Covenant Not to Compete

    The cost of the covenant not to compete, entered into in August 1988, has been amortized using the straight-line method over three years. The covenant not to compete was fully amortized during 1991.

  Debt Issuance Costs

    Debt issuance costs are amortized over the terms of the related debt.

  Other Intangibles

    Other intangibles consist principally of customer lists, which are being amortized using the straight-line method over seven years.

  Capitalized Software Development Costs

    Direct expenses related to acquiring or developing new software applications for the Company's internal use are capitalized and amortized, upon implementation, using the straight-line method over the estimated
useful lives of the applications, ranging from five to seven years.

  Income Taxes

    Deferred income taxes are recorded to reflect the tax consequences on future years resulting from differences between the tax bases of assets and liabilities and their reported amounts in the financial
statements.

    In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting
Standards No. 109 ("SFAS No. 109"), which requires changes in the accounting and reporting for income
taxes and is effective for fiscal years beginning after December 15, 1992.
  The Company plans to adopt
SFAS No. 109 on a prospective basis in the first quarter of 1993 and believes that application of the new
rules will virtually eliminate the Company's existing deferred tax liabilities.

  Other

    Other consists primarily of long-term investments. Long-term investments are carried at the lower of their aggregate cost or market.

                               HALL-MARK ELECTRONICS CORPORATION

(2)  Property and Equipment
    Property and equipment consists of:
                                                                            December 31,
                                                                     1992     1991
                                                                            (In thousands)
  Land                                                             $  1,605         $ 1,605
  Buildings and leasehold improvements                               12,036          11,815
  Machinery and equipment                                            21,609          19,947
                                                                     35,250          33,367
  Less allowance for depreciation and amortization                  (22,703)        (19,702)
                                                                   $ 12,547         $13,665

    Depreciation and amortization expense was $3,703,000, $3,735,000 and $4,093,000 for fiscal years
1992, 1991, and 1990, respectively.

    In January 1991, the Company sold its Huntsville, Alabama facility for approximately $1,680,000 in cash resulting in a pre-tax gain of $1,414,000.  The branch previously located in this facility has relocated to
leased office space.

(3)  Other Assets
    Allowance for amortization of other assets consists of:

                                                                             December 31,
                                                                       1992               1991
                                                                            (In thousands)
    Cost in excess of assets of business acquired                  $  4,169        $   3,232
    Debt issuance costs                                                 296            1,973
    Other intangibles                                                 2,800            2,383

                                                                   $  7,265         $  7,588

(4)  Other Accrued Liabilities

    Other accrued liabilities include accrued payroll costs of approximately $3,586,000 and $2,676,000 as of December 31, 1992 and 1991, respectively.

(5)  Long-Term Debt
    Long-term debt consists of:

                                                                                    December 31,
                                                                           1992               1991
                                                                                     (In thousands)
    Revolving bank borrowings pursuant to a senior
      credit agreement due July 31, 1997 . . . . .                       $ 108,240       $ ----
    Revolving bank borrowings pursuant to a senior credit agreement
      due August 31, 1996. . . . . . . . . . . . . . . . .                 ----          74,016
    Senior Subordinated Notes due December 1, 1996 . . . . . . . .         ----          44,564
    Junior Subordinated Notes due December 1, 1999 . . . . . . . .         ----          28,657
    9 1/8% note, due January 31, 2008, payable in monthly installments of $12,000 including principal and interest, collateralized by land, buildings and improvements, and callable at the
      lender's option in 1998. . . . . . . . . . . . . . .                  1,163         1,197
    10 3/8% note, due February 1, 2011, payable in monthly installments of $4,000 including principal and interest, collateralized by
      land, buildings and improvements . . . . . . . . . .                    399           406
                                                                          109,802        148,840
    Less current maturities                        . . . . . . . . . . . .    (46)          (42)
                                                                        $ 109,756        $148,798

    Scheduled maturities of long-term debt are as follows (in thousands):

                        1993 . . . . . . . . . . . . . . . . . . . $      46
                        1994 . . . . . . . . . . . . . . . . . . .        51
                        1995 . . . . . . . . . . . . . . . . . . .        55
                        1996 . . . . . . . . . . . . . . . . . . .        61
                        1997                                         108,307
                        Thereafter . . . . . . . . . . . . . . . .     1,282

                                      HALL-MARK ELECTRONICS CORPORATION
                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(5) Long-Term Debt (Continued)
    Interest expense paid in cash was $8,775,000, $15,303,000 and $18,712,000 for fiscal years 1992,
1991, and 1990 respectively.

    In June 1992, the Company repurchased $36,987,000 face amount of senior subordinated notes and
$12,190,000 face amount of junior subordinated notes for an aggregate purchase price of $40,170,000 with
the proceeds from the public stock offering (see Note 7).  These repurchases resulted in an extraordinary
gain of $2,408,000, net of income taxes of $1,225,000.

    On July 31, 1992, the Company entered into a five-year $140,000,000 variable interest rate revolving credit facility with a syndicate of banks (the "Credit Agreement")
 to refinance its existing facility and its remaining subordinated indebtedness, and to provide the Company with working capital.  The Credit
Agreement  permits borrowings up to the lesser of a borrowing base limited to specified percentages of
eligible assets, or a specified maximum commitment amount, initially
 $140,000,000 with reductions in
$5,000,000 increments beginning August 1, 1993.  As of December 31, 1992, the borrowing base under
the Credit Agreement was $125,763,000.  All outstanding borrowings are due
 July 31, 1997.  Borrowings
under the new facility bear interest at one of two rates selected by Hall-Mark;  (i) a defined Alternative
Base Rate (6% at December 31, 1992) plus 1%, or (ii) a defined Eurodollar rate plus 2%.  At December
31, 1992, the weighted average interest rate on borrowings outstanding under the Credit Agreement was
approximately 5.93%.  In September 1992, Hall-Mark entered into an interest rate swap agreement to
establish a fixed interest rate of 6.68% for a period of three years on
 $25,000,000 of borrowings under the
Credit Agreement.  At December 31, 1992, the Company had an interest rate cap agreement in place
whereby the interest rate on an additional $15,000,000 of borrowings will not exceed 8.5% for a period of
two years.

    Borrowings under the Credit Agreement are collateralized by substantially all assets of the Company.
Under the terms of the Credit Agreement, Hall-Mark is subject to customary covenants, such as restrictions
on dividend payments and limitations on indebtedness, as well as financial covenants.  The financial
covenants require the maintenance of specified inventory turnover, interest coverage and leverage ratios.
The rates and other terms of the Credit Agreement and the related interest rate swap and cap agreements
reflect current market conditions and, accordingly, their carrying values represent a reasonable estimate
of fair value.

    Concurrent with closing of the Credit Agreement, the Company completed the redemption of the remaining junior subordinated notes with borrowings under the Credit Agreement.
  Pursuant to an
agreement between the Company and the holders of these notes, the notes were redeemed at 56.44%
of the $32,071,000 principal amount through the payment of $18,103,000.  The repurchase resulted in an
extraordinary gain of  $3,220,000, net of income taxes of $1,640,000 and the write-off of deferred financing
costs related to the former credit facility.

    In December, 1992, the Company redeemed the remaining $10,668,000 face amount of its senior subordinated notes at a specified call price equal to 106.5% of the face amount of the notes.  The
$11,361,000 redemption price was financed with borrowings under the Credit
 Agreement.  An extraordinary
loss of $1,374,000 resulted from this transaction.

    In December 1991, the Company repurchased $21,233,000 face amount of senior subordinated notes,
13,651 shares of the Company's Series A Preferred Stock and warrants to purchase
 856,352 shares of
the Company's common stock (351,448 warrants exercisable without payment of additional consideration
and 504,904 warrants with an exercise price of $7.50 per share) and obtained the right to purchase an
additional $36,987,000 principal amount of senior subordinated notes from one of the sellers at scheduled
redemption prices for an aggregate purchase price of approximately $29,200,000
 (the "1991
Repurchases").  The purchase price was financed through the issuance for
 $13,070,000 (to the Company's
majority stockholder) of preferred stock (see Note 6) and warrants to purchase
 1,307,000 shares of the
Company's common stock (with an exercise price of $10.00 per share), borrowings under the former credit
facility of approximately $14,130,000 and the issuance of $2,000,000 face amount of senior subordinated
notes.  In connection with these transactions, an extraordinary loss of
 $1,133,000 was realized, net of
income tax benefit of $33,000.  Approximately $1,100,000 of brokerage and transaction fees were incurred
to consummate these transactions.

(6)  Preferred Stock
    The Company is authorized to issue up to 2,000,000 shares of preferred stock, 26,300 of which have been designated Series A Preferred Stock, and 10 shares of which were initially designated as Series B
Preferred Stock.  In connection with the 1991 Repurchases, 10 shares of
 Series B Preferred Stock were
issued.  These shares of Series B Preferred Stock were converted into 13,070 shares of Series A
Preferred Stock in December 1991.  At December 31, 1992, no shares of
 Preferred Stock remain
outstanding (see Notes 5 and 7).

(7)  Equity Offering
    Pursuant to a registration statement declared effective on May 22, 1992, the Company sold 4,000,000 shares of common stock to the public market.  The net proceeds of this offering, which approximated
$40,000,000, were used to retire subordinated indebtedness (see Note 5).

    Concurrent with the public stock offering, 19,777 shares of Series A Preferred Stock were surrendered as payment of the exercise price of warrants to purchase 2,640,333 shares of the Company's common stock.

    Additionally, the Company redeemed the remaining shares of its Series A Preferred Stock on August
10, 1992 through payment of approximately $7,900,000 provided by borrowings under the Credit
Agreement.

                                      HALL-MARK ELECTRONICS CORPORATION
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(8)  Notes Receivable From Sale of Stock

    Notes receivable from sale of stock represent notes receivable for common stock issued to certain members of the Company's management in August 1988. The notes bear interest at a defined rate (6.0%
and 6.5% at December 31, 1992 and 1991, respectively), payable quarterly, and are due and payable in full on July 29, 1993.

(9)  Income Taxes

    The provision for income taxes consists of the following:

                                         1992          1991          1990
                                                  (In thousands)
       Current:
          Federal . . . . . . . . . . .$   2,298     $    177    $    ----
          State.  . . . . . . . . . .      1,240           83          152
                                           3,538          260          152


        Deferred:
          Federal.. . . . . . . . . .        310          185          ----
          State. .    . . . . . . . .        320           75          ----
                                             630          260          ----
                                       $    4,168  $      520     $     152

       Income taxes paid in cash were $7,073,000, $422,000 and $88,000 for fiscal years 1992, 1991 and
1990, respectively.

       Deferred income taxes arise from temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.  The
Company's temporary differences relate primarily to depreciation methods on property and equipment,
capitalizing certain items such as software development costs for financial reporting purposes, recognizing
certain expenses on an allowance method for financial reporting purposes, and adjustments to asset and
liability amounts for financial reporting purposes.

       The difference between the Company's effective income tax rate and the federal statutory rate of
34% is due primarily to the benefit derived from the utilization of regular and alternative minimum tax net
operating loss carryforwards, offset by state income taxes.  A comparison of income tax expense at the
federal statutory rate of 34% to the Company's provision for income taxes is as follows:

                                                                  1992        1991      1990
                                                                           (In thousands)
    Income tax provision (benefit) based on federal statutory
      rate of 34% applied to income (loss) before income taxes
       and extraordinary item                                    $ 8,736  $    60    $ (2,563)
    Increases (reductions) resulting from:
      State income taxes, net of federal income tax benefit        1,030      148         152
      Benefit from NOL carryforward                               (5,557)    (162)      ----
      Nondeductible amortization of goodwill                         321      144       ----
      Unrecognized benefit of NOL carryforward                      ----     ----       2,563
      Excess of AMT over regular tax                                ----      362        ----
      AMT credit                                                    (362)    ----        ----
      Other, net                                                    ----      (32)       ----

                                                                  $4 ,168  $  520      $ 152

       The Company's tax return for the five month period ended December 30, 1988 has been audited by the Internal Revenue Service ("IRS").  The IRS has questioned certain positions taken by the Company
with respect to deductions claimed.  While the Company believes its positions will be sustained, there can
be no assurance that it will prevail. The potential maximum tax impact of this audit is $8,750,000.









                                      HALL-MARK ELECTRONICS CORPORATION

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(10)  Leases

       The Company leases certain facilities and computer and other equipment used in its operations under noncancellable operating lease agreements having an initial term of more than one year and
expiring at various dates through 1997.  Most leases contain renewal options and some contain purchase
options.  These options are typically for renewal or purchase at fair market value or at escalated amounts
based on the Consumer Price Index, which approximate the fair market values.
 The renewal terms range
from periods of two years to ten years.  The leases generally provide that the Company pay taxes,
maintenance, insurance and certain other operating expenses.

       Rent expense was $6,585,000, $7,334,000, and $7,235,000, respectively, for fiscal years 1992,
1991, and 1990.

       Minimum rental payments required under the leases described above are as follows (in thousands):

          1993 . . . . . . . . . . . . . . . . . . . . . . . . $ 5,435
          1994 . . . . . . . . . . . . . . . . . . . . . . . .   3,847
          1995 . . . . . . . . . . . . . . . . . . . . . . . .   2,672
          1996 . . . . . . . . . . . . . . . . . . . . . . . .   1,193
          1997 . . . . . . . . . . . . . . . . . . . . . . . .     354
          Later years. . . . . . . . . . . . . . . . . . . . .    ---
                                                               $13,501
(11)  Employee Benefit Plans

       Hall-Mark provides a savings and investment plan, under which Hall-Mark contributes an amount, as determined by its board of directors each year, based upon Hall-Mark's profits, to match up to 50% of
eligible employee contributions.  In addition, when profits during a calendar year permit and subject to
certain limitations, additional contributions may be made.  For fiscal years
 1992, 1991, and 1990, the
Company contributed $1,045,000, $873,000, and $825,000, respectively, to the savings and investment plan.

       The Company currently offers no employee benefits which qualify under the provisions of Statement of Financial Accounting Standards No. 106 ("SFAS No. 106"). Therefore, the impact of the adoption of
SFAS No. 106, if any, would not be material.

(12)  Stock Options and Warrants

       In October 1992, the Company adopted the 1992 Employee Stock Option Plan
 (the "1992 Option
Plan") which provides for the granting of options covering 300,000 shares of common stock to officers and
key employees of the Company or any of its subsidiaries.  Options covering the entire 300,000 shares
authorized by the 1992 Option Plan were issued in the aggregate prior to and remained outstanding on
December 31, 1992.  All such options have an exercise price of $17.63 per share and become exercisable
in five equal annual installments beginning one year from the date of grant.

       In addition, options covering an aggregate of 250,000 shares of common stock were issued in 1988 under each of two plans:  the 1988 Employee Stock Option Plan (the "1988 Option
 Plan") and the 1988
Employee Performance Stock Option Plan (the "Performance Plan").  At December
 31, 1992, options with
an exercise price of $10.00 per share covering 217,000 shares were outstanding under the 1988 Option
Plan.  In connection with the adoption of the 1992 Option Plan, the Performance
 Plan and all options
outstanding thereunder were terminated.

       A summary of changes in outstanding options under the Company's stock option plans follows:

                                          1992          1988       Performance
                                        Option Plan   Option Plan      Plan


Options outstanding at January 1, 1990          ----     237,000     231,000
   Options canceled                             ----     (12,000)    (19,000)
Options outstanding at December 31, 1990        ----     225,000     212,000
   Options canceled                             ----      (8,000)     (6,000)
Options outstanding at December 31, 1991        ----     217,000      206,000
   Options granted                           300,000       ----          ----
   Options canceled                             ----       ----      (206,000)
Options outstanding at December 31, 1992     300,000      217,000        ----
Options exercisable at December 31, 1992       ----       173,600        ----
Option price per share                      $ 17.63      $ 10.00       $ 10.00

                                      HALL-MARK ELECTRONICS CORPORATION

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



(12)  Stock Options and Warrants (Continued)

    Outstanding warrants to purchase an equivalent number of shares of the Company's common stock are as follows:

                                                           December 31,
                                                        1992          1991
     Exercise price:
    $10.00 per share (a) . . . . . . . . . . . . . .  324,324        324,324
    $10.00 per share (b) . . . . . . . . . . . . .      ----       1,307,000
    $7.50 per share (b). . . . . . . . . . . . . . .   67,866      1,429,139
    Exercisable without payment of additional
      consideration (b). ...........................  110,052        130,552

                                                      502,242      3,191,015
___________
(a)  warrants are exercisable at any time.
(b)  warrants become exercisable on or after December 1, 1995 or upon the occurrence of certain defined events.


(13)  Income (Loss) Per Common Share

    Income (loss) per common share is calculated by dividing net income (loss) applicable to common stock (net income (loss) less preferred stock dividend requirements) by the weighted average shares of common stock and dilutive common stock equivalents outstanding (except for warrants to purchase
1,307,000 shares of common stock which are treated as the equivalent of outstanding shares for the calculation pursuant to Securities and Exchange
 Commission regulations). Common stock equivalents consist of common stock warrants and options.


    Income (loss) per common share is calculated as follows:

                                                1992        1991       1990
                                         (In thousands, except per share data)

       Net income (loss) as reported  . . . $ 25,781    $ (1,476)   $    449
       Preferred dividends . . . . . . .      (1,924)     (2,085)     (2,645)
       Interest expense adjustment . . . .       596        ----        ----

       Adjusted net income (loss). . . . .  $ 24,453    $ (3,561)   $ (2,196)

       Income (loss) per common and dilutive equivalent share:
          Income (loss) before extraordinary
            item......................... . $   2.30   $  (0.51)    $  (2.16)
          Extraordinary gain (loss). . . .       .48      (0.24)        1.70

          Net income (loss).  . . . . . . . $   2.78   $  (0.75)    $  (0.46)

       Weighted average common shares and dilutive
          equivalents. .  . . . . . . . . .    8,803      4,762        4,777




                         Report of Coopers & Lybrand, Independent Accountants


The Board of Directors and Stockholders
Hall-Mark Electronics Corporation:


    We have audited the accompanying consolidated balance sheets of Hall-Mark
 Electronics Corporation as of December 31, 1992 and 1991, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management.
 Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hall-Mark
 Electronics Corporation as of December 31, 1992 and 1991, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.


COOPERS AND LYBRAND


Dallas, Texas
February 15, 1993


[ITEMS]
Item 7.

    (b)   Proforma Financial Information

    The following unaudited proforma consolidated statement of income gives effect to the conversion of 10,796,000 shares of Hall-Mark Common Stock into 4,858,000 shares of Avnet Common Stock and $215.9 million cash pursuant to the Acquisition, as well as the repayment of approximately $108.5 million of Hall-Mark's existing bank indebtedness.

    The proforma condensed consolidated statement of income for the year ended
 June 30, 1993 presents
consolidated operating results for Avnet as if the Acquisition had occurred as of July 1, 1992.

    The proforma financial information presented is not necessarily indicative of the results of operations that might have occurred had the Acquisition actually taken place at the beginning of the period  specified,
or of future results of operations of Avnet and its subsidiaries.  The proforma statement of income is
based upon the historical consolidated statements of income of Hall-Mark and
 Avnet and should be read
in conjunction with such historical financial statements and the notes thereto.


                                                                      Pages

       Proforma condensed consolidated                                   17
       statement of income for the year ended
       June 30, 1993.

       Notes to unaudited proforma condensed                             18
       consolidated statement of income.

                                       AVNET, INC. AND SUBSIDIARIES

                            Proforma Condensed Consolidated Statement of Income

                                    (in thousands except per share data)
                                                 (unaudited)

    The following unaudited proforma condensed consolidated statement of income for the fiscal year ended June 30, 1993 assumes that Avnet, Inc. and Subsidiaries completed the Acquisition as of July 1,1992.

                                                    Year ended June 30, 1993


                                                    Proforma
                         Avnet       Hall-Mark     adjustments(a)    Proforma


Revenues:
  Sales               $2,237,954     $744,217                       $2,982,171
  Investment income
    and other, net        20,393         -         $(9,801)(b)          10,592


                       2,258,347      744,217       (9,801)          2,992,763
Costs and expenses:
  Cost of sales        1,751,195      579,405                        2,330,600
  Selling, shipping,
      general and
      administrative     383,997      121,391        3,074 (c)         508,462
  Interest                 8,972        7,098          994 (d)          17,064

                       2,144,164      707,894        4,068           2,856,126

Income before
   income taxes          114,183       36,323      (13,869)            136,637

Income taxes              45,123       11,888          410 (e)          57,421

Net income               $69,060      $24,435(f)  $(14,279)            $79,216

Earnings per share(g)      $1.91                                         $1.93

Shares used to compute
    earnings per share    38,253                                        43,111




See notes to proforma condensed consolidated statements of income.

       NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL DATA

Proforma Adjustments--Condensed Consolidated Statement of Income

(a) Avnet expects to achieve operating efficiencies from the acquisition of Hall-Mark. It is anticipated that cost savings will result principally from such areas as warehousing, sales facilities and computer systems.
       Such anticipated cost savings have not been reflected in the accompanying proforma condensed statement of income.

       In addition, the proforma condensed consolidated statement of income does not reflect the costs of the integration into Avnet of the Hall-Mark business which were charged to operations in the first quarter of fiscal
       1994. Such one-time costs, amounting to approximately $19.9 million, represent only those integration expenses related to Avnet. Consolidation costs related to Hall-Mark as a result of the integration are included in goodwill. Also excluded from the accompanying proforma data is amortization of stock option compensation of approximately $4.8 million related to the issuance of Avnet stock options in consideration of the cancellation and settlement of the options outstanding under Hall-Mark's
       1992 Stock Option Plan, which was also recorded as goodwill.

(b) Adjustment to reflect the elimination of interest income on the cash used in connection with the Acquisition, including the cash portion of the purchase price and the repayment of Hall-Mark bank debt, at an estimated average annual interest rate of 4.50%.

(c) Adjustment to reflect: (1) the amortization of estimated goodwill determined on a straight-line basis over 40 years resulting from the purchase accounting related to the Acquisition, (2) the cost of operating leases associated with the leasing of additional computer hardware,
       (3) the reversal of amortization and similar expenses in connection with the write-off of certain Hall-Mark assets, and (4) the amortization of deferred financing costs resulting from proposed borrowings discussed in note (d) below.

(d) Adjustment to reflect the net increase (reduction) in interest expense, based upon a presumption of, but not a commitment for, the execution of the two transactions described below:

                                                            Year ended
                                                          June 30, 1993
                                                          (In Thousands)

       Proposed issuance of $100.0 million of ten-year
          senior notes at an assumed interest rate
          of 6.50% and $41.0 million of short-term borrowings
          at an assumed interest rate of 3.50%                   $7,946

       Elimination of certain Hall-Mark debt based
          on actual interest expense incurred                    (6,952)

       Net increase in interest expense                           $ 994

(e) Adjustments to reflect: (1) the effect on income taxes related to proforma adjustments to the condensed consolidated statement of income described above; and (2) the additional tax provision on Hall-Mark's historical income before income taxes to reflect Hall-Mark's estimated recurring income tax rate without utilization of pre-existing net operating losses.

(f) For the 12 months ended June 30, 1993, Hall-Mark's net income is before extraordinary items and the cumulative effect of a change in the method of accounting for income taxes.

(g) Assumes the issuance of 4,858,000 shares of Avnet Common Stock to consummate the Acquisition. Solely for the purpose of calculating Avnet's historical earnings per share for the 12 months ended June 30, 1993 and proforma earnings per share for the 12 months ended June 30, 1993, reflected in the statement above shares of common stock issuable upon the conversion of Avnet's 6% convertible subordinated debentures were considered common share equivalents, and the net interest expense applicable to such debentures was eliminated.


Item 7. (c) Exhibits
 none


                                 SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             AVNET, INC.
                                                    (Registrant)


                                                   By: s/RAYMOND SADOWSKI



                                                        Raymond Sadowski
                                                    Senior Vice President and
                                                    Chief Financial Officer

Date:January 6, 1994

